UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2018

ESPORTS ENTERTAINMENT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-156302	26-3062752
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Commercial Centre, Jolly Harbour

St. Mary’s, Antigua and Barbuda

(Address of principal executive offices)

Registrant’s telephone number, including area code (268) 562-9111

_____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 4.01        Changes in Registrant’s Certifying Accountant

(b)	New independent registered public accounting firm
(1)

On April 24, 2018, the Company engaged UHY McGovern Hurley LLP, Chartered Professional Accountants as its new independent registered public accounting firm. During the two most recent fiscal years and through April 24, 2018, the Company had not consulted with UHY McGovern Hurley LLP, Chartered Professional Accountants regarding any of the following:

		(i)	The application of accounting principles to a specific transaction, either completed or proposed;

(ii)

The type of audit opinion that might be rendered on the Company’s financial statements, and none of the following was provided to the Company: (a) a written report, or (b) oral advice that UHY McGovern Hurley LLP, Chartered Professional Accountants concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or

		(iii)	Any matter that was subject to a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 7.01      Regulation FD Disclosure

A copy of the news release dated April 26, 2018 announcing the appointment of a new auditor is filed as Exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 9.01      Financial Statements and Exhibits

99.1

Press Release dated April 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPORTS ENTERTAINMENT GROUP, INC.

/s/ Grant Johnson
Grant Johnson
CEO, Principal Executive Officer

Date: April 26, 2018